UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

SUNTRUST BANKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The following letter was sent to certain shareholders of SunTrust Banks, Inc. beginning on July 15, 2019.

SunTrust Banks, Inc.

303 Peachtree Street, N.E.

Atlanta, Georgia 30308

July 15, 2019

Dear Fellow Shareholder:

Only a couple of weeks remain until our special meeting of shareholders (the “SunTrust special meeting”) on July 30, 2019 to consider our proposed merger of equals with BB&T Corporation (“BB&T”).

According to our records, we have not yet received your vote.

As described in the proxy materials previously distributed to you, our board of directors unanimously recommends that holders of SunTrust common stock and holders of SunTrust preferred stock vote “FOR” the proposal to approve the Agreement and Plan of Merger, dated as of February 7, 2019 and amended as of June 14, 2019 (as further amended from time to time, the “merger agreement”), providing for the merger of SunTrust with and into BB&T, with BB&T as the surviving corporation in a merger of equals.

Because approval of the merger agreement requires the affirmative vote of a majority of all the votes entitled to be cast on the merger agreement by the holders of SunTrust common stock and the holders of SunTrust preferred stock, voting together as a single class, your failure to vote will have the same effect as a vote “AGAINST” the SunTrust merger proposal. Regardless of how many shares you own, it is important that you vote your shares as soon as possible.

If you hold your shares in your name as a holder of record, you are encouraged to vote your shares by telephone (1-800-652-8683), over the Internet (www.investorvote.com/STI) or by completing and signing the enclosed proxy card and returning it as soon as possible in the enclosed postage-paid envelope.

If your shares are held in “street name” by a broker, bank or other nominee, you should check the voting form used by that firm to determine whether you may vote by telephone or the Internet. If you hold depositary shares or preferred purchase securities representing interests in SunTrust preferred stock, we request that you complete the form of instruction provided to you (in accordance with the instructions set out on the form) and return it to your bank, broker or other nominee, as applicable, to direct the depositary or the property trustee, as applicable, to vote on your behalf following their usual procedures.

The SunTrust Board of Directors unanimously recommends that you vote “FOR” approval of the merger agreement and “FOR” each of the other proposals described in the proxy materials.

Please complete, sign, date and return the enclosed proxy card immediately (or vote by telephone, over the Internet, or in accordance with other instructions provided to you, as applicable). If you have any questions relating to the SunTrust special meeting or voting your shares, or need to request additional proxy materials, you may contact our proxy solicitor, Georgeson LLC, by calling toll-free at (888) 680-1526.

We appreciate your support.

Sincerely,

William H. Rogers, Jr.

Chairman and Chief Executive Officer

IF YOU HAVE RECENTLY MAILED YOUR PROXY OR CAST YOUR VOTE BY PHONE OR OVER THE INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger with SunTrust, BB&T has filed with the SEC a registration statement on Form S-4 to register the shares of BB&T’s capital stock to be issued in connection with the merger, as amended on May 7, 2019, June 14, 2019 and June 19, 2019. The registration statement was declared effective by the SEC on June 19, 2019. The registration statement includes a joint proxy statement/prospectus. BB&T and SunTrust commenced mailing the definitive joint proxy statement/prospectus to stockholders on or about June 27, 2019.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THESE DOCUMENTS DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT BB&T, SUNTRUST, AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from BB&T at its website, www.bbt.com, or from SunTrust at its website, www.suntrust.com. Documents filed with the SEC by BB&T will be available free of charge by accessing BB&T’s website at http://bbt.com/ under the tab “About BB&T” and then under the heading “Investor Relations” or, alternatively, by directing a request by telephone or mail to BB&T Corporation, 200 West Second Street, Winston-Salem, North Carolina 27101, (336) 733-3065, and documents filed with the SEC by SunTrust will be available free of charge by accessing SunTrust’s website at http://suntrust.com/ under the tab “Investor Relations,” and then under the heading “Financial Information” or, alternatively, by directing a request by telephone or mail to SunTrust Banks, Inc., 303 Peachtree Street, N.E., Atlanta, Georgia 30308, (877) 930-8971.

Participants in the Solicitation

BB&T, SunTrust and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of BB&T and SunTrust in connection with the proposed transaction under the rules of the SEC. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, are included in the joint proxy statement/prospectus regarding the proposed transaction and will be included in other relevant materials to be filed with the SEC when they become available. Additional information about BB&T, and its directors and executive officers, may be found in the definitive proxy statement of BB&T relating to its 2019 Annual Meeting of Shareholders filed with the SEC on March 19, 2019, and other documents filed by BB&T with the SEC. Additional information about SunTrust, and its directors and executive officers, may be found in the definitive proxy statement of SunTrust relating to its 2019 Annual Meeting of Shareholders filed with the SEC on March 8, 2019, and other documents filed by SunTrust with the SEC. These documents can be obtained free of charge from the sources described above.